Exhibit 10.13

SHARE RESTRICTION AGREEMENT

THIS SHARE RESTRICTION AGREEMENT dated as of November 2, 2020 (the “Agreement”), by and among HB Technologies Corporation, an exempted company organized under the laws of the Cayman Islands (the “Company”), YANG Lei (杨磊) (the “Restricted Person”).

WHEREAS, the Restricted Person is the chief executive officer of the Company; and

WHEREAS, the Company and the Restricted Person agree that the Company shall grant to the Restricted Person certain restricted shares, par value US$0.0001 per share of the Company (the “Ordinary Shares”).

NOW, THEREFORE, in consideration of the mutual promises contained herein and other good and valuable consideration, receipt of which is hereby acknowledged, the parties agree as follows:

1.                           Grant of Restricted Shares

In consideration of the Restricted Person’s past and/or continued employment with or service to the Company and for other good and valuable consideration, effective as of the date of this Agreement, the Company irrevocably grants to the Restricted Person 126,326 Ordinary Shares (the “Restricted Shares”), subject to the terms and conditions set forth in this Agreement. The Restricted Person shall hold the Restricted Shares by himself or through any offshore entity wholly owned by him. Upon the issuance of the Restricted Shares to the Restricted Person or his wholly owned offshore entity, such Restricted Shares shall become fully vested.

2.                           Right of Repurchase

(a)             Repurchase Option.  Without prejudice to and subject to any other provisions contained herein, in the event the Restricted Person voluntarily terminates his Business Relationship with the Group Companies, or if the Restricted Person’s Business Relationship with the Group Companies is terminated for Cause, on or prior to July 1, 2022, the Company (or any assignee selected by the Company) shall have the right, but not the obligation, to purchase from the Restricted Person, and the Restricted Person shall be obliged to sell, any or all of the Restricted Shares after giving effect to Sections 1(c) and 1(d), if applicable, owned by the Restricted Person at the purchase price and on the terms provided in Section 1(c) (the “Repurchase Option”). For the avoidance of doubt, the date on which the Restricted Person’s Business Relationship with the Group Companies is terminated for the Restricted Person’s voluntary termination or for Cause on or before July 1, 2022 is hereinafter referred to as the “Termination Date”.

(b)             Suspension of Repurchase Option.   The Repurchase Option shall be suspended upon the submission of the Company’s application for its initial public offering on the Sci-Tech Innovation Board of Shanghai Exchange or on any other board of Shanghai Exchange or any stock exchange. In the event the Company’s initial public offering has been terminated or suspended for any reason before July 1, 2022 (the date of such termination or suspension, the “IPO Termination Date”), then the Repurchase Option shall resume as from the IPO Termination Date to July 1, 2022.

(c)              Exercise of Repurchase Option.  The Company (or any assignee selected by the Company) may exercise the Repurchase Option by giving written notice to the Restricted Person at any time within twelve (12) months after the Termination Date, specifying the number of Restricted Shares to be repurchased (the “Repurchased Shares”).  The purchase price per Share (the “Repurchase Price”) shall be US$0.0001 (subject to stock splits, dividends, combinations and the like affecting the Ordinary Shares).  Within ten (10) days after receipt of such notice, the Restricted Person shall send to the Company the certificate(s) representing the Repurchased Shares. Within ten (10) days following receipt of such certificate(s), the Company (or any assignee selected by the Company) shall make payment to the Restricted Person in the manner provided in Section 1(c), for the aggregate purchase price for the Repurchased Shares. Upon the date of such notice from the Company (or any assignee selected by the Company) to the Restricted Person, the interest of the Restricted Person in the Repurchased Shares shall automatically terminate, except for the right to receive payment from the Company (or any assignee selected by the Company) for such Repurchased Shares.

(d)            Method of Payment.  The Company (or any assignee selected by the Company) shall pay the aggregate purchase price for the Repurchased Shares hereunder in cash.

(e)              Adjustment in Shares.  If, from time to time, during the term of the Repurchase Option there is any change affecting the Company’s outstanding Ordinary Shares as a class that is effected without the receipt of consideration by the Company (through merger, consolidation, reorganization, reincorporation, stock dividend, dividend in property other than cash, stock split, liquidating dividend, combination of shares, change in corporate structure or other transaction not involving the receipt of consideration by the Company), then any and all new, substituted or additional securities or other property to which the Restricted Person is entitled by reason of the Restricted Person’s ownership of the Shares shall be immediately subject to the Repurchase Option and be included in the word “Shares” for all purposes of the Repurchase Option with the same force and effect as the Shares presently subject to the Repurchase Option, but only to the extent the Shares are, at the time, covered by such Repurchase Option.  While the total Repurchase Price shall remain the same after each such event, the Repurchase Price per share upon exercise of the Repurchase Option shall be appropriately adjusted.

3.                           Definitions.

“Business Relationship” shall mean (i) service to any Group Company, its successor or any parent corporation or subsidiary of such Group Company by the Restricted Person in the capacity of an employee, officer, director or consultant; and (ii) any other relationship as may be deemed a Business Relationship by a majority of the Company’s Board of Directors.

“Cause” shall mean, with respect to the termination by the Company or any other Group Company of the Restricted Person’s Business Relationship with the Group Companies, that such termination is for “Cause” as such term is expressly defined in a then-effective written agreement between the Restricted Person and the Company or such other Group Company, or in the absence of such then-effective written agreement and definition, is based on, in the determination of the board of the Company, the Grantee’s: (i) performance of any act or failure to perform any act in bad faith and/or to the detriment of the Company or any other Group Company; (ii) dishonesty, intentional misconduct or material breach of any agreement with the Company or any other Group Company (including without limitation of any non-competition obligations of the Restricted Person); or (iii) commission of a crime involving dishonesty, breach of trust, or physical or emotional harm to any person, or any crime involving fraud, or misrepresentation or violation of applicable securities laws.

“Group Companies” shall mean the Company together with all other direct or indirect, current and future subsidiaries and branches of any of the foregoing, and “Group Company” means any of them.

4.                           Failure to Deliver Shares.

If the Restricted Person becomes obligated to sell Unvested Shares or Vested Shares to the Company (or any assignee selected by the Company) under this Agreement and fails to deliver such Shares to the Company (or any assignee selected by the Company) in accordance with the terms of this Agreement, the Company (or any assignee selected by the Company) may, at its option, in addition to all other remedies it may have, send to the Restricted Person by registered mail, return receipt requested, the purchase price for such Shares, determined as is herein specified.  Thereupon, the Company, upon written notice to the Restricted Person, (a) shall cancel on its books the certificate or certificates representing the Shares to be sold; and (b) shall issue, in lieu thereof, a new certificate or certificates in the name of the Company (or any assignee selected by the Company) representing such Shares which may remain; and thereupon all of the Restricted Person’s rights in and to such Shares shall terminate.

5.                           Term.

This Agreement shall expire and be of no further force and effect upon the earlier to occur of (a) July 1, 2022, or (b) the consummation of the initial public offering by the Company.  Notwithstanding any termination or expiration of this Agreement, the terms hereof shall survive with respect to any Repurchase Option effected or duly exercised by the Company (or any assignee selected by the Company) prior to the date of any such termination or expiration.

6.                           No Obligation to Continue any Business Relationship.

The Company is not by reason of this Agreement obligated to continue any Business Relationship with the Restricted Person. This Agreement is not an employment contract and nothing in this Agreement shall affect in any manner whatsoever the right or power of the Company (or a parent or subsidiary of the Company) to terminate the Restricted Person’s Business Relationship for any reason at any time with or without notice.

7.                           Governing Law; Successors and Assigns.

This Agreement shall be construed in accordance with and governed by the laws of Hong Kong and shall be binding upon the heirs, personal representatives, executors, administrators, successors and assigns of the parties.

8.                           Notices.

All notices to be given or otherwise made to any party to this Agreement shall be deemed to be sufficient if contained in a written instrument, delivered by hand in person, or by express overnight courier service, or by electronic facsimile or email transmission (with a copy sent by first class mail, postage prepaid), or by registered or certified mail, return receipt requested, postage prepaid, addressed to such party at the address set forth below or at such other address as may hereafter be designated in writing by the addressee to the addresser listing all parties:

If to the Company:

Address: 上海市闵行区园秀路28号旭辉莘庄中心1号楼16楼

Attn: YANG Lei (杨磊)

E-mail: [REDACTED]

If to the Restricted Person:

Address: 上海市闵行区园秀路28号旭辉莘庄中心1号楼16楼

Attn: YANG Lei (杨磊)

E-mail: [REDACTED]

All such notices shall, when mailed or sent via facsimile, be effective when received or when attempted delivery is refused.

9.                           Entire Agreement and Amendments.

This Agreement constitutes the entire agreement of the parties with respect to the subject matter hereof and may not be modified, amended or terminated except by the agreement among the Company and the Restricted Person.

10.                    Waivers.

From time to time the Company may waive its rights hereunder either generally or with respect to one or more specific transfers or actions which have been proposed, attempted or made. All action to be taken by the Company shall be taken by vote of a majority of its disinterested members of the Board of Directors then in office. No waiver of any breach or default hereunder shall be considered valid unless in writing, and no such waiver shall be deemed a waiver of any subsequent breach or default of the same or similar nature.

11.                    Severability.

If any provision of this Agreement shall be held to be illegal, invalid or unenforceable, such illegality, invalidity or unenforceability shall attach only to such provision and shall not in any manner affect or render illegal, invalid or unenforceable any other severable provision of this Agreement, and this Agreement shall be carried out as if any such illegal, invalid or unenforceable provision were not contained herein.

12.                    Dispute Resolution.

The parties agree to negotiate in good faith to resolve any dispute between them regarding this Agreement.  If the negotiations do not resolve the dispute to the reasonable satisfaction of all parties within thirty (30) days of the commencement of such negotiations, such dispute shall be referred to and finally settled by arbitration at the Hong Kong International Arbitration Centre (“HKIAC”) in accordance with the HKIAC Procedures for the Administration of International Arbitration(the “Administered Rules”) in effect at the time of the arbitration, which rules are deemed to be incorporated by reference in this Section 12.  The arbitration tribunal shall consist of one (1) arbitrator to be appointed according to the Administered Rules.  The language of the arbitration shall be English.

13.                    Counterparts.

This Agreement may be executed in one or more counterparts and may be delivered by electronic PDF or facsimile transmission, all of which shall be considered one and the same agreement and each of which shall be deemed an original.

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[Signature Page]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement on and as of the day and year first above written.

COMPANY:	HB Technologies Corporation

	By:	/s/ YANG Lei
Name: YANG Lei
Title: Director

RESTRICTED PERSON:	YANG Lei

	By:	/s/ YANG Lei

[Signature Page to Share Restriction Agreement]